Mesa Laboratories, Inc.

Key Contacts:
John Sullivan, President and CEO
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000

MesaLabs

NASDAQ: MLAB

MesaLabs

Safe Harbor Statement

The information provided in this presentation contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Generally, the words "believe," "expect," "project," “anticipate,” "estimate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2015, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

We refer to certain non-GAAP financial measures in this presentation including adjusted net income (“ANI”) which is defined to exclude the non-cash impact of amortization of intangible assets, net of tax. Reconciliations of certain of the non-GAAP financial measures (including ANI) to the most directly comparable GAAP financial statements can be found in various reports that are filed with the SEC.

Mesa at a Glance

MesaLabs

Manufacturer of Instruments and Consumables for Quality Control

- "MLAB" on the NASDAQ
- ~$400M Market Cap
- Founded in 1982, Public in 1984
- ~330 Employees
- FY2015 Revenues of $71.3M
- Gross Profit Margin over 60%
- Adjusted Net Income of 18%



Revenues by Division
7%
13%
41%
39%
Instruments
Biological Indicators
Continuous Monitoring
Cold Chain

(FY'15 Plus Estimated Revenue From Recent Acquisitions)



Revenues by Source
38%
62%
United States
International

(FY'15 Plus Estimated Revenue From Recent Acquisitions)

Mesa at a Glance



Manufacturing / Laboratories

- ★ Lakewood, Colorado (HQ)
- ★ Bozeman, Montana
- ★ Omaha, Nebraska
- ★ Traverse City, Michigan
- ★ Butler, New Jersey
- ★ Markham, Ontario

Sales and Customer Support

- ☆ Marlton, New Jersey
- ☆ Lyon, France

MesaLabs

Mesa's Growth Strategy

Our Focus

- *Provide high-value, high-quality products and services to selected niche markets*
- *Focus on technology and markets that result in above-average profitability*
- *Win the loyalty of our customers by being the most responsive and most flexible company in the markets we serve*
- *Achieve superior shareholder returns*

MesaLabs

Mesa’s Growth Strategy

Our Tactics

- *Improve our distribution channels*
- *Increase flow of new products*
- *Build a winning team*
- *Create infrastructure to support our high growth rate*
- *Promote flexible, metric-driven manufacturing operations*
- *Continue locating and closing strategic acquisitions*

Mesa's Growth Strategy

Our 5-Year Financial Goals

- *Continue 10% to 20% annual revenues growth*
- *Maintain adjusted net income near 20% of revenues*
- *Achieve annual organic revenues growth of greater than 5%*
- *Maintain cash flow levels adequate to support our acquisition program*

MesaLabs

Mesa's Growth Strategy

Our Acquisitions



North Bay
Infitrak
2016
PCD
3 BI Dist.
BGI
Amilabo
2015
Amega - Tempsys
Suretorque
2014
Bios
Apex
2013
SGM Biotech
Torqo
Raven
2009
Automata
Nusonics
2004
DataTrace
1994
Western
1984
Cold Chain
Instruments
Biological Indicators
Continuous Monitoring

Mesa's Products

Instruments Division

Markets

- Dialysis Clinics and Manufacturing
- Pharmaceutical and Medical Device
- Food and Beverage
- Industrial Hygiene
- Semiconductor Manufacturing
- Metrology Laboratories
- Environmental Testing



Dialysis Meters



Data Loggers



Gas Flow Calibration



Cap Torque Testing



Air Particulates

MesaLabs Mesa's Products

Continuous Monitoring Division

Markets

- Pharmaceutical and Medical Device
- Food and Beverage
- Hospitals
- Clinics
- Blood Banks

Monitoring

- Refrigerators
- Freezers
- Warehouse
- Incubators
- Other Equip.



Reporting
Alarming
Parameter Monitoring
Network or Internet
SensiNet Gateway
Mesh Router
Mesh Router
Pressure
Humidity
Contact Closure
Current
Vibration
Temperature
Flow
Level
Power
Temperature
Mesh Router
Smart Sensor

MesaLabs

Mesa's Products

Biological Indicators Division

Markets

- Pharmaceutical and Medical Device
- Hospitals
- Dental Offices

Sterilization

- Steam
- Ethylene Oxide
- Hydrogen Peroxide
- Radiation
- Dry Heat



Incubators



Speciality


PCD
Bacillus atrophaeus

Challenge Devices


BACTERIAL SPORE TEST STRIP
RAVEN BIOLOGICAL LABORATORIES, INC.
Lot #1161551 Exp 8/01

Spore Strips



Self-Contained



Lab Services

Mesa's Products

Cold Chain Division

Markets

- Pharmaceutical and Medical Device
- Food and Beverage
- Blood Banks



Consulting Services



Qualified Packaging


Infitrak

Cold Chain Monitoring

MesaLabs

Financial Summary

Revenues



$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Revenues ($000)
CAGR = 20%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

FYE – March 31

MesaLabs

Financial Summary

Earnings



$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Income ($000)
ANI CAGR = 17%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Net Income
Adjusted Net income

FYE – March 31

MesaLabs

Financial Summary

Earnings per Share and Dividends



$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
Regular Dividend
Net Income per Share
Adj. Net Income per Share
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

FYE – March 31

MesaLabs Financial Summary


Comparison of ~10 Year Total Shareholder Return
S&P 500
MLAB
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
10/1/2004
1/1/2005
4/1/2005
7/1/2005
10/1/2005
1/1/2006
4/1/2006
7/1/2006
10/1/2006
1/1/2007
4/1/2007
7/1/2007
10/1/2007
1/1/2008
4/1/2008
7/1/2008
10/1/2008
1/1/2009
4/1/2009
7/1/2009
10/1/2009
1/1/2010
4/1/2010
7/1/2010
10/1/2010
1/1/2011
4/1/2011
7/1/2011
10/1/2011
1/1/2012
4/1/2012
7/1/2012
10/1/2012
1/1/2013
4/1/2013
7/1/2013
10/1/2013
1/1/2014
4/1/2014
7/1/2014
10/1/2014
1/1/2015
4/1/2015
7/1/2015

Note: Chart depicts $100 invested on 1-Oct-2004 (with reinvestment of cash dividends) vs S&P 500

MesaLabs

Latest News

Infitrak Acquisition

- Cold Chain products
- Toronto, Ontario
- ~15 employees
- ~$5.5M revenues Yr-1

Blood/Cell/Tissue Supply Chain



Collecting
Processing/
Distributor
Services
Delivery

Pharma Commercial Supply Chain



Drug
Manufacturer
Wholesalers
Distributor
Delivery

MesaLabs

Latest News

North Bay Bioscience Acquisition

- Traverse City, MI
- ~35 employees
- Adds ~$4M in revenues in year 1
- Mail-in dental sterilizer testing services
- Unique on-line sterilizer "management" system


NORTH BAY BIOSCIENCE, LLC

MesaLabs

Questions??

Key Contacts:
John Sullivan, President and CEO
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000